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                                                                    EXHIBIT 99.4


                                CITICASTERS INC.
           (FORMERLY KNOWN AS GREAT AMERICAN COMMUNICATIONS COMPANY)

                           OFFER FOR ALL OUTSTANDING

               9 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2004

                                IN EXCHANGE FOR

               9 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2004

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated July ____, 1994 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Citicasters Inc. (the "Company") (formerly known as Great American Communications Company), to exchange its 9 3/4% Series B Senior Subordinated Notes Due 2004 (the "Series B Notes") for its outstanding 9 3/4% Series A Senior Subordinated Notes Due 2003 (the "Series A Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of February 18, 1994, among the Company and the other signatories thereto.

  This material is being forwarded to you as the beneficial owner of the Series A Notes carried by us in your account but not registered in your name. A TENDER OF SUCH SERIES A NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series A Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Time, on August ____, 1994, unless extended by the Company. Any Series A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offer is for any and all Series A Notes.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Certain Conditions to the Exchange Offer."

  3. Any transfer taxes incident to the transfer of Series A Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4. The Exchange Offer expires at 5:00 p.m., Eastern Time, on August ____, 1994, unless extended by the Company.

  IF YOU WISH TO HAVE US TENDER YOUR SERIES A NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SERIES A NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Citicasters Inc. with respect to its Series A Notes.

  This will instruct you to tender the Series A Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Series A Notes held by you for my account as indicated below:

                                   Aggregate Principal Amount of Series A Notes
                                   --------------------------------------------

9 3/4% Series A Senior Subordinated Notes
       Due 2004. . . . . .         ____________________________________________



/ /    Please do not tender Series A Notes
       held by you for my account.

Dated:__________________, 1994          _______________________________________
                                        _______________________________________
                                                        Signature(s)

                                        _______________________________________

                                        _______________________________________

                                        _______________________________________
                                                  Please print name(s) here

                                        _______________________________________

                                        _______________________________________
                                                         Address(es)

                                        _______________________________________
                                               Area Code and Telephone Number

                                        _______________________________________
                                                Tax Identification or Social
                                                        Security No(s).


  None of the Series A Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Series A Notes held by us for your account.